Exhibit 10.1

INDEMNIFICATION AGREEMENT

by and between

ONE STOP SYSTEMS, INC.,

a California corporation

(“Corporation”)

and

                                                 ,

an individual

(“Indemnitee”)

TABLE OF CONTENTS

RECITALS		1
AGREEMENT		2
1.	CONTINUED SERVICE	2
2.	DEFINITIONS	2
3.	INDEMNITY IN THIRD-PARTY PROCEEDINGS	2
4.	INDEMNITY IN PROCEEDINGS BY OR IN THE NAME OF THE CORPORATION	3
5.	INDEMNIFICATION OF EXPENSES OF SUCCESSFUL PARTY	3
6.	ADVANCES OF EXPENSES	3
7.	RIGHT OF INDEMNITEE TO INDEMNIFICATION UPON APPLICATION; PROCEDURE	3
8.	INDEMNIFICATION HEREUNDER NOT EXCLUSIVE	4
9.	PARTIAL INDEMNIFICATION	4
10.	SEVERABILITY	4
11.	GOVERNING LAW	4
12.	NOTICES	4
13.	BINDING EFFECT	5
14.	AMENDMENT OF THIS AGREEMENT	5
15.	SUBROGATION	5
16.	NO DUPLICATION OF PAYMENTS	5

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INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made and entered into as of                     , by and between ONE STOP SYSTEMS, INC., a California corporation (the “Corporation”), and                     , an individual (the “Indemnitee”), a Director of the Corporation.

RECITALS

A. The Corporation and the Indemnitee recognize the interpretation of statutes, regulations, court opinions, and the Corporation’s articles of incorporation and bylaws is too uncertain to provide the Corporation’s directors and officers with adequate guidance with respect to the legal risks and potential liabilities to which they may become personally exposed as a result of performing their duties in good faith for the Corporation.

B. The Corporation and the Indemnitee are aware of the substantial increase in the number of lawsuits filed against corporate directors and officers.

C. The Corporation and the Indemnitee recognize the cost of defending against such lawsuits, whether or not meritorious, may impose substantial economic hardship on the Corporation’s directors and officers.

D. The Corporation and the Indemnitee recognize the legal risks, potential liabilities, and expenses of defense associated with lawsuits against directors and officers arising or alleged to arise from the conduct of the affairs of the Corporation are frequently excessive in view of the amount of compensation received by the Corporation’s directors and officers, and thus may make it more difficult for the Corporation to obtain experienced and capable directors and officers.

E. California Corporations Code §317, which sets forth certain provisions relating to the indemnification of directors and officers (among others) of a California corporation by that corporation, is specifically not exclusive of other rights to which those indemnified individuals may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

F. In order to induce capable persons such as the Indemnitee to serve or continue to serve as directors or officers of the Corporation and to enable them to perform their duties to the Corporation secure in the knowledge that certain expenses and liabilities may be incurred by them will be borne by the Corporation, the board of directors of the Corporation has determined, after due consideration and investigation of the terms and provisions of this Agreement and the various other options available to the Corporation and the Indemnitee in lieu of this Agreement, the following Agreement is in the best interests of the Corporation and its shareholders.

G. The Corporation desires to have the Indemnitee serve or continue to serve as a director or officer of the Corporation, and the Indemnitee desires to serve or continue to serve as a director or officer of the Corporation provided, and on the express condition, he is furnished with the indemnity set forth below.

INDEMNIFICATION AGREEMENT

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, the Corporation and the Indemnitee agree as follows:

1. CONTINUED SERVICE. The Indemnitee agrees to serve or continue to serve, at the will of the Corporation or under any separate contract, as a director of the Corporation for as long as he is duly elected or appointed or until such time as he resigns in writing.

2. DEFINITIONS.

2.1 The term “Proceeding” will include any threatened, pending, or completed action, suit or proceeding, or any inquiry, hearing, or investigation, whether brought in the name of the Corporation or otherwise and whether of a civil, criminal, or administrative or investigative nature, including, but not limited to, actions, suits, or proceedings brought under or predicated on the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, their respective state counterparts, or any rule or regulation promulgated under them, in which the Indemnitee may be or may have been involved as a party or otherwise by reason of the fact that the Indemnitee is or was a director or officer of the Corporation, by reason of any action taken by him or of any inaction on his part while acting as a director or officer, or by reason of the fact he is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, whether or not he is serving in that capacity at the time any indemnified liability or reimbursable expense is incurred.

2.2 The term “Expenses” will include, but will not be limited to, damages, judgments, fines, settlements and charges, costs, expenses of investigation and expenses of defense of legal actions, suits, proceedings or claims and appeals, and expenses of appeal, attachment or similar bonds. “Expenses” will not include any judgments, fines or penalties actually levied against the Indemnitee that the Corporation is prohibited by applicable law from paying.

3. INDEMNITY IN THIRD-PARTY PROCEEDINGS. Subject to Paragraph 8.1, the Corporation will indemnify the Indemnitee in accordance with the provisions of this Paragraph 3 if the Indemnitee is a party to, threatened to be made a party to, or otherwise involved in any Proceeding (other than a Proceeding by or in the name of the Corporation itself to procure a judgment in its favor), by reason of the fact that the Indemnitee is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against all Expenses actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, settlement, or appeal of the Proceeding, provided it is determined, under Paragraph 7 or by the court before which the action was brought, the Indemnitee acted in good faith and in a manner that he reasonably believed to be in the best interests of the Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any Proceeding by judgment, order of court, settlement, conviction, or on a plea of nolo contendere or its equivalent will not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in the best interests of the Corporation, or, with respect to any criminal proceeding, the Indemnitee had no reasonable cause to believe his conduct was unlawful.

INDEMNIFICATION AGREEMENT

4. INDEMNITY IN PROCEEDINGS BY OR IN THE NAME OF THE CORPORATION. Subject to Paragraph 8.1, the Corporation will indemnify the Indemnitee against all Expenses actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, settlement, or appeal of any Proceeding by or in the name of the Corporation to procure a judgment in its favor by reason of the fact the Indemnitee was or is a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, but only if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation and its shareholders; provided, however, no indemnification for Expenses will be made under this Paragraph 4 with respect to any claim, issue, or matter as to which the Indemnitee will have been adjudged to be liable to the Corporation, unless and only to the extent that any court in which the Proceeding is brought will determine on application, despite the adjudication of liability, in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses as the court will deem proper.

5. INDEMNIFICATION OF EXPENSES OF SUCCESSFUL PARTY. Notwithstanding any other provisions of this Agreement, to the extent the Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue, or matter therein, including the dismissal of an action without prejudice, the Indemnitee will be indemnified against all Expenses incurred in connection therewith.

6. ADVANCES OF EXPENSES. Expenses incurred by the Indemnitee under Paragraphs 3 and 4 in any Proceeding will be paid by the Corporation in advance of the determination of the Proceeding at the written request of the Indemnitee, if the Indemnitee agrees in writing to repay that amount to the extent it is ultimately found the Indemnitee is not entitled to indemnification. The Indemnitee’s obligation to reimburse the Corporation for expenses advanced under this Paragraph 6 will be unsecured and no interest will be charged on them.

7. RIGHT OF INDEMNITEE TO INDEMNIFICATION UPON APPLICATION; PROCEDURE. Any indemnification or advance under Paragraphs 3, 4, or 6 will be made no later than thirty (30) days after receipt of the Indemnitee’s written request, unless a determination is made within that thirty (30) day period by (a) the Corporation’s board of directors by a majority vote of a quorum of the board consisting of directors who were not parties to the Proceeding, or (b) independent legal counsel in a written opinion (which counsel will be appointed if such a quorum is not obtainable) the Indemnitee has not met the relevant standards for indemnification set forth in Paragraphs 3 and 4.

The right to indemnification or advances as provided by this Agreement will be enforceable by the Indemnitee in any court of competent jurisdiction. The Corporation will bear the burden of proving indemnification or advances are not appropriate. The Corporation’s failure to have made a determination indemnification or advances are proper in the circumstances will not be a defense to the action or create a presumption the Indemnitee has not met the applicable standard of conduct.

The Indemnitee’s Expenses incurred in connection with successfully establishing his right to indemnification or advances, in whole or in part, in any Proceeding will also be indemnified by the Corporation.

INDEMNIFICATION AGREEMENT

8. INDEMNIFICATION HEREUNDER NOT EXCLUSIVE.

8.1 Notwithstanding any other provision of this Agreement, the Corporation will not indemnify the Indemnitee for any act or omission or transactions for which indemnification is expressly prohibited by California Corporations Code §204(a)(11).

8.2 The right to indemnification provided by this Agreement will not be exclusive of any other rights to which the Indemnitee may be entitled under the Corporation’s articles of incorporation, bylaws, any agreement, any vote of shareholders or disinterested directors, the California General Corporation Law, or otherwise, both as to actions in his official capacity and as to actions in another capacity while holding such office. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Corporation’s articles of incorporation, bylaws, applicable law, or this Agreement, it is the intent of the parties the Indemnitee enjoy by this Agreement the greater benefits afforded by that change.

9. PARTIAL INDEMNIFICATION. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for a portion of his Expenses actually and reasonably incurred by him in any Proceeding but not, however, for the total amount of those Expenses, the Corporation will nevertheless indemnify the Indemnitee for the portion of those Expenses to which the Indemnitee is entitled.

10. SEVERABILITY. If any provision of this Agreement or the application of any provision of it to any person or circumstance is held invalid, unenforceable, or otherwise illegal, the remainder of this Agreement and the application of the provision to other persons or circumstances will not be affected, and the provision so held to be invalid, unenforceable, or otherwise illegal will be revised to the extent (and only to the extent) necessary to make it enforceable, valid, and legal.

11. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of California, without giving effect to its conflict of laws principles.

12. NOTICES. The Indemnitee will give the Corporation written notice as soon as practicable of any claim made against him for which indemnity will or could be sought under this Agreement. Notice to the Corporation will be directed to

Stephen D. Cooper, President

One Stop Systems, Inc.

2235 Enterprise Street, Suite 110

Escondido, California 92029

(or at any other address or to the attention of any other person as the Corporation will designate to the Indemnitee in writing). Notices to the Indemnitee will be sent to the Indemnitee at the address set forth after his name on the signature page of this Agreement (or at any other address the Indemnitee will designate to the Corporation in writing). The delay or failure to give such notice will not affect the Indemnitee’s right to be indemnified under this Agreement, except to the extent the Corporation is actually damaged thereby.

INDEMNIFICATION AGREEMENT

13. BINDING EFFECT. This Agreement will be binding on and inure to the benefit of and be enforceable by the parties to it and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the Corporation’s business or assets or both), assigns, spouses, heirs, and personal and legal representatives. The Corporation will require and cause any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all, or substantially all, of the Corporation’s business or assets by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place. The indemnification provided under this Agreement will continue for the Indemnitee even though the Indemnitee may have ceased to serve as an officer or director at the time of any Proceeding.

14. AMENDMENT OF THIS AGREEMENT. No supplement, modification, or amendment of this Agreement will be binding unless executed in writing by both of the parties to it. No waiver of any of the provisions of this Agreement will operate as a waiver of any other provisions of this Agreement, nor will any waiver constitute a continuing waiver. Except as specifically provided in this Agreement, no failure to exercise or delay in exercising any right or remedy under it will constitute a waiver of the right or remedy.

15. SUBROGATION. In the event of payment under this Agreement, the Corporation will be subrogated to the extent of that payment to all of the rights of recovery of the Indemnitee, who will execute all papers required and will do everything that may be necessary to secure those rights, including the execution of any documents necessary to enable the Corporation effectively to bring suit to enforce those rights.

16. NO DUPLICATION OF PAYMENTS. The Corporation will not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee to the extent the Indemnitee has otherwise received payment (under any insurance policy, bylaw, or otherwise) of the amounts otherwise indemnifiable under this Agreement.

Date:

CORPORATION	INDEMNITEE

ONE STOP SYSTEMS, INC.,	,
a California corporation	an individual

By:

Address:

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